FOR IMMEDIATE RELEASE

Liz Pieri
THQ/Media Relations
818/871-5061
lpieri@thq.com

Julie MacMedan
THQ/Investor Relations
818/871-5125
jmacmedan@thq.com

Genna Rosenberg
JAKKS Pacific/Media Relations
310/455-6235
gennar@jakks.net

THQ AND THQ/JAKKS PACIFIC LLC
ISSUE STATEMENT

AGOURA HILLS, Calif. - October 18, 2006 - THQ Inc. (NASDAQ: THQI) and THQ/JAKKS Pacific LLC (the “LLC”) today announced that a lawsuit was filed on October 12, 2006 in Connecticut state court by World Wrestling Entertainment, Inc. against THQ and the LLC, involving a claim previously reported in Securities and Exchange Commission filings concerning allegedly improper sales of WWE video games in Japan and other countries in Asia. The lawsuit seeks, among other things, a declaration that the WWE is entitled to terminate the video game license and monetary damages. THQ and the LLC believe the lawsuit is without merit and we intend to defend ourselves vigorously.

About THQ Inc.
THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers and wireless devices. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless and their respective logos are trademarks and/or registered trademarks of THQ Inc.

About JAKKS Pacific, Inc.
JAKKS Pacific, Inc. is a multi-brand company that designs and markets a broad range of toys and consumer products. The product categories include: Action Figures, Art Activity Kits, Stationery, Writing Instruments, Performance Kites, Water Toys, Sports Activity Toys, Vehicles, Infant/Pre-School, Plush, Construction Toys, Electronics, Dolls, Dress-Up, Role Play, and Pet Toys and Accessories. The products are sold under various brand names including JAKKS Pacific®, Play Along®, Flying Colors®, Creative Designs International™, Road Champs®, Child Guidance®, Pentech®, Trendmasters®, Toymax®, Funnoodle®, Go Fly a Kite®, Color Workshop®, JPI™ and Plug It In & Play TV Games™. JAKKS and THQ Inc. participate in a joint venture that has worldwide rights to publish and market World Wrestling Entertainment video games. For further information, visit www.jakkspacific.com.

The statements contained in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”), including, but not limited to, expectations and projections related to the WWE lawsuit, and are based upon management’s current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal period ended March 31, 2006, and particularly the discussion of risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses.   The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

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